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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in Amendment No. 5 and Amendment No. 6 to the Registration Statement on Form S-4 (File No. 333-96119) of our report dated
July 14, 1999 relating to the financial statements of JLC Learning Corporation (prior to being acquired by WRC Media Inc.) as of December 31, 1998 and for each of the two years in the period ended December 31, 1998, which appears in the Registration Statement. We also consent to the reference to our firm under the caption "Independent Public Accountants" in the Registration Statement.


PricewaterhouseCoopers LLP


Phoenix, Arizona
June 8, 2000